UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021

USA TRUCK INC.

(Exact name of registrant as specified in charter)

Delaware	1-35740	71-0556971
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of principal executive offices)	(Zip Code)

479-471-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.01 Par Value	USAK	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2021, the Executive Compensation Committee (the “Committee”) of the Board of Directors of USA Truck, Inc. (the “Company”) took certain actions with respect to executive compensation under the USA Truck Inc. 2014 Omnibus Incentive Plan, as amended (the “Incentive Plan”).

The Committee approved a management cash bonus plan (the “2021 Management Cash Bonus Plan”) that rewards participants, including James D. Reed, the Company’s President and Chief Executive Officer, Zachary B. King, the Company’s Senior Vice President and Chief Financial Officer, Timothy W. Guin, the Company’s Executive Vice President and Chief Commercial Officer, George T. Henry, the Company’s Senior Vice President – USAT Logistics, and Kimberly K. Littlejohn, the Company’s Senior Vice President – Customer Experience and Chief Information Officer with cash bonuses based upon the attainment of certain performance objectives for the year ending December 31, 2021.  Under the 2021 Management Cash Bonus Plan, participants may receive a cash payout expressed as a percentage of their annualized base salary depending upon achievement of six equally weighted operating metrics, as determined by the Committee (together, the “2021 Company Financial Goals”).

	Target Opportunity	Maximum Opportunity
Name	(% of Annualized Base Salary)	(% of Annualized Base salary)
Mr. Reed	80.0%	140.0%
Mr. Guin	60.0%	105.0%
Messrs. King and Henry (1) and Ms. Littlejohn	50.0%	87.5%
1)	Mr. Henry’s bonus opportunity is based 50% upon the achievement of the 2021 Company Financial Goals and 50% upon achievement of his respective business unit goals.

The Committee also approved an equity incentive plan for 2021 (the “2021 EIP”), under which participants, including Messrs. Reed, King, Guin and Henry and Ms. Littlejohn, are eligible to receive certain equity awards in the form of restricted stock subject to both performance-based and time-based vesting.  The primary objectives of the 2021 EIP are to reward long-term attainment of Company objectives (through performance-based equity with a three-year performance period) and encourage retention (through time-based equity that vests over a four-year period).  The performance period for the 2021 EIP is from January 1, 2021 through December 31, 2023 (the “Performance Period”).  The Committee set the following targets as a percentage of annualized base salary for the 2021 EIP, with the performance-based portion weighted at 60% and the time-based weighted at 40%:

Name	Total 2021 EIP Target (as a % of Annualized Base Salary)	2021 EIP Time-Based Portion (as a % of Annualized Base Salary)	2021 EIP Performance-Based Portion (as a % of Annualized Base Salary)
Mr. Reed	130.0%	52.0%	78.0%
Mr. Guin	100.0%	40.0%	60.0%
Messrs. King and Henry and Ms. Littlejohn	75.0%	30.0%	45.0%

Based on such targets, the Committee granted restricted shares subject to the 2021 EIP as follows:

Name	2021 EIP Time-Based Shares	2021 EIP Performance-Based Shares
Mr. Reed	17,853	26,780
Mr. King	5,100	7,650
Mr. Guin	8,533	12,800
Mr. Henry	5,000	7,500
Ms. Littlejohn	4,800	7,200

The performance-based component of the 2021 EIP is based upon the Company achieving a certain compound annual growth rate (“CAGR”) for Income (loss) before income taxes and USAT Logistics achieving a certain CAGR for revenue over the Performance Period, with each goal weighted equally.  To provide for more flexibility and to conserve shares under the Incentive Plan, for the performance-based shares, the minimum was set at 80% of target and the maximum was set at 120% of target, rather than a minimum of 25% and a maximum of 175% under previous equity incentive grants.  The time-based component of the 2021 EIP vests in four equal annual installments commencing on the first anniversary of the grant date.  All restricted shares under the 2021 EIP are subject to continued employment and certain vesting, forfeiture and termination provisions.

The Committee also approved an executive retention equity plan for 2021 (the “2021 Retention Grant”), under which Messrs. King, Guin, and Henry were granted one-time equity awards each consisting of restricted stock in the amount of 10,000 shares.  The restricted shares under the 2021 Retention Grant vest in four equal annual installments commencing on the first anniversary of the grant date and are subject to continued employment and certain vesting, forfeiture and termination provisions.

In addition, the Committee approved an increase in the annual salary for Mr. Reed from $500,000 to $515,000, Mr. King from $240,000 to $255,000, Mr. Guin from $310,000 to $320,000 and Mr. Henry from $240,000 to $250,000, all effective April 1, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	March 11, 2021	/s/ Zachary B. King
Zachary B. King
Senior Vice President and Chief Financial Officer